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                                EXHIBIT 99

                          [SPARTAN MOTORS' LOGO]

FOR IMMEDIATE RELEASE                   CONTACT:  Jeffrey Lambert
                                        Spartan Motors, Inc.
                                        517-543-6400 ext. 285

                  SPARTAN MOTORS ACQUIRES EQUITY STAKE IN
                  SCHOOL BUS BUILDER CARPENTER INDUSTRIES

     CHARLOTTE, Michigan, January 7, 1997 -- Custom chassis manufacturer

Spartan Motors, Inc. (NASDAQ:SPAR) today announced an agreement to purchase a 33 percent equity interest in school bus body maker Carpenter Industries,

Inc.

     Charlotte, Mich.-based Spartan Motors said it is investing $10 million in privately-held Carpenter Industries in equal partnership with San Mateo,

Calif.-based investment firm Recovery Equity Investors, Inc. (REI) and former sole owners Dr. Beurt SerVaas and SerVaas, Inc.  The deal closed

January 6, 1997.

     "Acquiring a portion of Carpenter is both a sound investment and a strategic move to ensure Spartan's continued growth in the school bus market and successful entry into step van chassis," said John Sztykiel,

Spartan Motors President and Chief Operating Officer.  "The school bus market is unique as all of the major players either manufacture their own chassis or are aligned with a single chassis builder.  By partnering with

Carpenter and integrating the chassis and body design, we are making an

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         SPARTAN MOTORS, INC. - P.O. BOX 440 - 1000 REYNOLDS RD -
                         CHARLOTTE, MI 48813 - USA
                   (517) 543-6400 - FAX (517) 543-7727
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SPARTAN MOTORS -- PAGE 2

investment in market share that will have an immediate and profitable impact on our chassis business."

     Sztykiel added that the alliance with Carpenter increases Spartan's overall market potential by more then 130 percent, as the combined 70,000 unit school bus and step van markets easily surpass Spartan's total market share opportunities in motorhome, fire truck, transit bus and concrete mixer chassis.

     "Spartan Motors and the board of directors have been acquisition minded for some time, but we have been patient, and this patience has paid off," said Spartan Motors Chairman and Chief Executive Officer George

Sztykiel.  "Our alliance with Carpenter presents an exciting challenge for

Spartan as we use our management experience and abilities to improve efficiencies, increase profitability and grow the businesses of both companies."

     Terms of the acquisition agreement call for each ownership party to hold two of the six seats on the board of directors of Carpenter

Industries.  Spartan also expects to be involved in the day-to-day operations of Carpenter.

     Spartan said its 33 percent stake in Richmond, Ind.-based Carpenter will be reflected as equity income on its income statement.  Spartan expects Carpenter will be profitable in 1997, but will likely post a modest loss in the first half of 1997 as it completes a restructuring and production ramp-up.



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SPARTAN MOTORS -- PAGE 3

     "Spartan and REI bring the necessary resources to ensure Carpenter can grow and build on its long history as a leader in the school bus business,"

said Carpenter President Timothy Durham.  "Spartan's manufacturing and engineering expertise will also be invaluable as we ramp up our new

Richmond facility to full production, work to increase our share of the school bus market, and seek out new growth such as the step van market."

     Spartan emphasized that the acquisition agreement expressly restricts

Carpenter from entering the mass transit or shuttle bus market and thus does not detract from Spartan's existing customers and business.

     "We are not limiting Carpenter's growth.  Instead, we recognize the opportunities in the combined 70,000 unit school bus and step van markets which should not be compromised to go after a piece of the smaller transit bus market," said John Sztykiel.

     Sztykiel emphasized that step vans, which include parcel delivery trucks, snack food delivery vehicles, tool trucks and others, represent a new market segment for both Carpenter and Spartan.  Carpenter is launching its first step van product in January 1997, and expects to begin building its signature Crown Step Van on a Spartan chassis in the second half of

1997.

     "The step van market offers a great deal of potential for Carpenter as we adapt the safety and driver comfort innovations pioneered by our school bus line into this new and dynamic market," said Robert Otto, Carpenter

Executive Vice President and head of the Company's Step Van Division.



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SPARTAN MOTORS -- PAGE 4

"Integrating Spartan into the design, engineering and manufacturing stages will also be a big competitive advantage in terms of product innovations,

cost efficiencies and ease of serviceability."

     On the school bus side, Carpenter sold around 4,000 buses in 1996, of which only three percent were transit style or Type D school buses.

Carpenter's Type D buses are the only models for which Spartan Motors currently builds chassis.  However, the overall industry average for Type D buses as a percentage of manufacturers' total volume is 27 percent (of a total 36,000 unit market) and growing, offering Spartan a realistic growth opportunity for its chassis sales.

     "Our investment in Carpenter ensures we have the necessary management and operations input to grow both Carpenter's share of the market and

Spartan's chassis business," John Sztykiel said.  "We are in a unique position to simultaneously grow our profits and sales, and strengthen the return on our investment through one strategic alliance."

     Carpenter Industries, which sells its products through a nationwide network of 40 dealers, has historically captured 14 percent of the overall school bus market.

     In December 1995, Carpenter moved its headquarters and manufacturing from Mitchell, Indiana to the former Wayne Corp. bus facility in Richmond.

The new 565,000-square-foot plant accommodates more modern operations,

while offering three times the capacity of the former Mitchell facility,

both of which support a more cost effective production process.



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SPARTAN MOTORS -- PAGE 5

     Spartan Motors, Inc. is a leading manufacturer of custom chassis for motorhomes, fire trucks, transit buses, school buses, concrete mixers and other specialty vehicles.  The Company entered the school bus chassis market with Carpenter in the second quarter 1995 with its Merqury Series front and rear engine transit style or Type D chassis.

     The statements contained in this news release include certain predictions and projections that may be considered forward-looking statements by the securities laws.  These statements involve a number of risks and uncertainties, including but not limited to economic,

competitive, governmental and technological factors affecting the Company's operations, markets, products, services and prices, and actual results may differ materially.

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